UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 25, 2016 (November 22, 2016)

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Robert A. Kotick Employment Agreement

On November 22, 2016, Activision Blizzard, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Robert A. Kotick, the Company’s Chief Executive Officer, who has served in this position for over 25 years and has been instrumental in creating value for the Company’s shareholders. The Employment Agreement is effective as of October 1, 2016 and will expire on December 31, 2021, unless terminated earlier pursuant to the terms and conditions of the Employment Agreement.  Mr. Kotick will continue to receive his current base salary for the remainder of 2016 at the annual rate of $2,366,757. Beginning January 1, 2017 Mr. Kotick’s base salary will be reduced to the annual rate of $1,750,000.

The Employment Agreement also provides for an annual bonus based upon achievement of certain financial and business objectives determined by the Compensation Committee.  For the remainder of 2016, Mr. Kotick will continue to have a target annual bonus equal to 200% of his 2016 base salary specified above.  Beginning with the 2017 fiscal year, the target annual bonus for each fiscal year shall be equal to 200% of Mr. Kotick’s reduced base salary.  The bonus will be paid in the form determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) in its discretion, including cash, shares of Company common stock, stock options or equity-based awards.

The Employment Agreement includes significant changes from Mr. Kotick’s prior employment agreement that expired on June 30, 2016.  Among other changes, the Employment Agreement eliminates any “gross up” payments for Internal Revenue Code Section 280G “golden parachute” excise taxes and all change in control payments to which Mr. Kotick may be entitled under the Employment Agreement are “double-trigger” (i.e. require the occurrence of a change in control and a termination event).  The Employment Agreement does not provide for any guaranteed annual base salary increases.  In addition, the Employment Agreement provides for annual equity grants, instead of an up-front grant structure, and includes additional performance conditions and Compensation Committee discretion as to the form and total value of the annual awards, as described below.  The Employment Agreement also provides for additional awards and payments in the event of a “Transformative Transaction” (as defined in the Employment Agreement) and in the event that certain “Shareholder Value Creation” metrics are satisfied prior to December 31, 2021, as described below.

In consideration for entering into the Employment Agreement, the Employment Agreement provides that, as soon as practicable following the effective date of the Employment Agreement, the Company will grant Mr. Kotick an award of performance share units (the “2016 Performance Share Units”) on such terms and conditions as determined by the Compensation Committee.  This award was made on November 22, 2016 and is described below under the heading “2016 Long Term Performance Share Grant.”

Section 6(a) of the Employment Agreement provides that Mr. Kotick will be granted future equity incentive awards for each of the 2017, 2018 and 2019 fiscal years.  The target value on the date of grant of each such award will be determined by the Compensation Committee after taking into account the Company’s and Mr. Kotick’s performance, the Company’s applicable peer companies, any relevant changes in the business and market dynamics relevant to the Company, the Company’s projected performance relative to its long-term business plan and any other factors the Compensation Committee determines relevant, but in no event will the value be equal to not less than the greatest of (1) the 50th percentile of the Company’s then-applicable group of peer companies; (2) with respect to the 2017 long-term incentive award, an amount that bears the same general relationship as the grant value of the 2016 Performance Share Unit Award has to the Company’s group of peer companies’ long-term incentive grant values; or (3) with respect to long-term incentive awards in years after 2016, the grant date value of the annual equity awards granted to Mr. Kotick in the immediately preceding fiscal year.  The Employment Agreement provides that the form, amount and terms and conditions of these future equity awards will be determined by the Compensation Committee in its discretion after consultation with Mr. Kotick.

In addition, the Employment Agreement provides that on or about March 1, 2021, Mr. Kotick will be paid, subject to performance and continued employment, an incentive award (the “2020 Long-Term Performance Grant”) having a grant date value (“2020 Long Term Performance Grant Target Value”) determined by the Compensation Committee in its discretion after consultation with Mr. Kotick according to the valuation criteria applicable to long-term grant values described in Section 6(a) of the Employment Agreement, and a maximum aggregate value at the date of payment (the “Maximum 2020 Long-Term Performance Grant Value”) of 500% of the 2020 Long-Term Performance Grant Target Value.  The 2020 Long-Term Performance Grant may be paid in shares of Company common stock or cash, as determined by the Compensation Committee.  Except as noted following the table below, the share or cash value that shall be paid to Mr. Kotick shall be zero if the Company’s annualized total shareholder return (“TSR”) for the period commencing January 1, 2017 and ending December 31, 2020 (the “2020 Long-Term Performance Grant Measurement Period”) is less than six percent.  In the event that the Company’s compound annual growth rate (“CAGR”) for TSR during the 2020 Long-Term Performance Grant Measurement Period is six percent or greater, the share value or cash value that shall be paid shall be determined as a percentage of the 2020 Long-Term Performance Grant Target Value in accordance with the following:

CAGR for TSR during 2020 Long-Term Performance Grant Measurement Period	Payment as Percentage of 2020 Long-Term Performance Grant Target Value
6%	90%
8%	100%
13%	200%
17%	300%
21.5%	400%

If CAGR for TSR during the 2020 Long-Term Performance Grant Measurement Period is 25% or more, the payment as a percentage of the 2020 Long-Term Performance Grant Target Value will be the Maximum 2020 Long-Term Performance Grant Value.

The Employment Agreement provides for payments to Mr. Kotick pursuant to the 2020 Long-Term Performance Grant if the Company’s annualized TSR for the 2020 Long-Term Performance Grant Measurement Period is less than six percent but equals or exceeds the median total shareholder return of the companies listed in the Standard & Poor’s 500 Index for the 2020 Long-Term Performance Grant Measurement Period.  The amounts payable in this event range from 90% to 120% of the 2020 Long-Term Performance Grant Target Value depending on how the Company’s TSR compares to the median total shareholder return of the companies listed in the Standard & Poor’s 500 Index for the 2020 Long-Term Performance Grant Measurement Period, but shall be limited to the 2020 Long-Term Performance Grant Target Value if the Company’s annualized TSR is negative during the 2020 Long-Term Performance Grant Measurement Period.  For all purposes, straight-line interpolation will apply to performance levels between the levels set forth in this paragraph.

Pursuant to the Employment Agreement, Mr. Kotick will also be granted an incentive award (the “2021 Long-Term Performance Grant”) having a grant date value determined by the Compensation Committee in its discretion after consultation with Mr. Kotick according to the valuation criteria applicable to long-term grant values described in Section 6(a), but based on an assumed increase in the long-term incentive values among companies in the Company’s general industry by applying a multiple of 1.44 to the grant date value of Mr. Kotick’s 2017 long-term incentive award (the “2021 Long-Term Performance Grant Value”).  The maximum share value or cash value under the 2021 Long-Term Performance Grant will be 1.5 times the 2021 Long-Term Performance Grant Value (the “Maximum 2021 Long-Term Performance Grant Value”).  Except as otherwise provided in the Employment Agreement, the 2021 Long-Term Performance Grant will be paid in fiscal year 2022.  The amount payable under the 2021 Long-Term Performance Grant will, except as provided in the Employment Agreement, be based on the Company’s cumulative annual operating income for the period commencing on January 1, 2017 and ending with December 31, 2021 (the “Cumulative OI”) and shall vest on March 31, 2022 if, and only if, the Compensation Committee determines that the Cumulative Operating Income is 90% or more of the sum of the 2017 through 2021 annual operating plan operating income objectives, with such operating income objectives for purposes of the 2021 Long-Term Performance Grant to be the same as the 2017 through 2018 annual operating plan OI Objectives applicable to Mr. Kotick’s 2016 Performance Share Unit award, and to be determined by the Compensation Committee in its discretion after consultation with Mr. Kotick for each of 2019, 2020 and 2021 (collectively, the “Cumulative OI Objectives”).  If the Cumulative OI falls at any point between 90% and 100% of the Cumulative OI Objectives, the share or cash value that will be received by Mr. Kotick with regard to the 2021 Long-Term Performance Grant on the applicable vesting date shall be equal to the 2021 Long-Term Performance Grant Value.  If the Cumulative OI is 125% of the Cumulative OI Objectives, the share or cash value that Mr. Kotick will receive with regard to the 2021 Long-Term Performance Grant on the applicable vesting date will be equal to the Maximum Long-Term Performance Grant Value.  If the Cumulative OI is greater than 100% but less than 125% of the Cumulative OI Objectives, the share or cash value that will be received with regard to the 2021 Long-Term Performance Grant on the applicable vesting date shall be determined based on straight line interpolation between 100% of the 2021 Long-Term Performance Grant Value and the Maximum Long-Term Performance Grant Value.  Notwithstanding the foregoing, the Compensation Committee in its discretion may determine, following consultation with Mr. Kotick, that the 2021 Long-Term Performance Grant shall vest based on a five year operating income operating plan approved by the Compensation Committee rather than the foregoing criteria.

In addition, if the Company consummates (and the Compensation Committee certifies that the Company has consummated), a Transformative Transaction (as defined in the Employment Agreement, and as determined in the discretion of the Compensation Committee) during the term of Mr. Kotick’s employment while he is the Chief Executive Officer of the Company, Mr. Kotick will receive an award in shares or cash equal to between one hundred percent (100%) and one hundred fifty percent (150%) of the 2021 Long-Term Performance Grant Value, as determined in accordance with the Employment Agreement, and dependent upon the accretive value added to the Company’s market capitalization, as determined by the Compensation Committee.

The Employment Agreement provides that, in the event that at any time prior to December 31, 2021 the closing trading price of a share of the Company’s common stock equals or exceeds two times the average closing price of the Company’s common stock as determined during the period from October 1, 2016 to December 31, 2016, subject to certain adjustments, and remains at or above that level for at least 90 consecutive trading days (the “Shareholder Value Creation Date”), (A) any of Mr. Kotick’s then outstanding equity compensation granted under Section 6(a) of the Employment Agreement will become vested with respect to 100% of the shares subject thereto (with the number of shares subject to performance based awards determined assuming attainment of the maximum level of performance); (B) a payment in shares or cash (as determined by the Compensation Committee) equal to the grant date value (as determined by the Compensation Committee in its discretion after consultation with Mr. Kotick) of any annual equity grants remaining to be made pursuant to Section 6(a) shall be made 120 days after the Shareholder Value Creation Date; and (C) the 2021 Long Term Performance Grant will be paid 120 days after the Shareholder Value Creation Date, with the amount payable to be no less than 1.5 times the 2021 Long Term Performance Grant Value.

Pursuant to the Employment Agreement, Mr. Kotick will also be eligible to participate in all health, welfare, pension, life insurance, disability and similar plans, programs and arrangements generally available to the Company’s U.S.-based senior executive group.  In addition, through March 15, 2022, the Company will reimburse Mr. Kotick for the cost of maintaining the life insurance policy in effect pursuant to Mr. Kotick’s prior employment agreement. Commencing on March 16, 2022 and continuing until the tenth anniversary of the effective date of the Employment Agreement, the Company will reimburse Mr. Kotick up to a maximum of $80,000 per year for the cost of maintaining his then-existing life insurance policies.  The Company will pay reasonable expenses related to Mr. Kotick’s use of non-commercial transportation services for business-related travel, including use of transportation and aviation services provided by Cove Aviation Partners, LLC, a FAA certified charter operator indirectly owned and managed by Mr. Kotick, as previously approved by the Company’s Audit Committee.

In the event of a termination of Mr. Kotick’s employment as a result of Mr. Kotick’s  termination for Cause or Mr. Kotick’s resignation other than for Good Reason (each as defined in the Employment Agreement), the Company will pay to Mr. Kotick (i) his annual base salary through the date of such termination, any earned but unpaid annual bonus due to him, and any reimbursement due to him pursuant to Section 4 of the Employment Agreement (the “Accrued Obligations”) and Mr. Kotick will not be entitled to any additional severance payments.

In the event of a termination of Mr. Kotick’s employment as a result of his death or disability, the Company will pay to Mr. Kotick or his beneficiaries (as applicable) (i) the Accrued Obligations; (ii) an amount equal to the annual bonus earned by Mr. Kotick for the immediately preceding fiscal year pro rated for the number of days he worked during the fiscal year (“Pro Rata Annual Bonus”); (iii) in the case of termination due to disability, an amount equal to one times his base salary; (iv) continuation of health/medical coverage for Mr. Kotick and his spouse and minor children on a non-taxable basis for two years; (v) immediate vesting of all Company equity or equity-based awards with time-based vesting, and all outstanding options to purchase Company stock shall remain exercisable until the earlier of five years from the termination date or the original expiration date of the options; and (vi) all outstanding Company equity or equity-based awards with performance-based vesting, the 2020 Long-Term Performance Grant and the 2021 Long-Term Performance Grant (together, the “Performance-Based Awards”) will remain outstanding and become vested based on the actual attainment of such awards’ performance targets as if Mr. Kotick were still employed through the time of vesting.

In the event Mr. Kotick’s employment is terminated by the Company without Cause or he resigns his employment for Good Reason, other than during the 12-month period following a Change of Control (as defined in the Employment Agreement), then conditioned on Mr. Kotick’s execution of a release of any claims against the Company, he will receive (i) the Accrued Obligations; (ii) an amount equal to the annual bonus Mr. Kotick earns for the fiscal year in which the termination occurs, pro-rated for the number of days he worked during the fiscal year (the “Current Pro Rata Annual Bonus”); (iii) an amount equal to two times his base salary and target value of his 2016 annual bonus; (iv) continuation of health/medical coverage for Mr. Kotick and his spouse and minor children on a non-taxable basis for two years; (v) immediate vesting of all Company equity or equity-based awards with time-based vesting, and all outstanding options to purchase Company stock will remain exercisable until the earlier of five years from the termination date or the original expiration date of the options; and (vi) all Performance-Based Awards will remain outstanding and become vested based on the actual attainment of such awards’ performance targets as if Mr. Kotick were still employed through the time of vesting.

If Mr. Kotick’s employment is terminated during the 12-month period following a Change of Control by the Company without Cause, or by Mr. Kotick for Good Reason, he will be entitled to (i) the Accrued Obligations; (ii) the Current Pro Rata Annual Bonus; (iii) an amount equal to three times his base salary and target value of his 2016 annual bonus; (iv) continuation of health/medical coverage for Mr. Kotick and his spouse and minor children on a non-taxable basis for two years; (v) immediate vesting of all Company equity or equity-based awards with time-based vesting, and all outstanding options to purchase Company stock will remain exercisable until the earlier of five years from the termination date or the original expiration date of the options; and (vi) all Performance-Based Awards will remain outstanding and become vested based on the actual attainment of such awards’ performance targets as if Mr. Kotick were still employed through the time of vesting.  In addition, all of Mr. Kotick’s options will remain exercisable until their original expiration date, and Mr. Kotick will immediately vest in and be paid the 2016 Performance Share Units, the 2020 Long Term Performance Grant and the 2021 Long-Term Performance Grant, based on the greater of (x) target performance and (y) actual performance as determined by the Compensation Committee based on the Compensation Committee’s assessment of projected performance through the end of each applicable performance period.

Mr. Kotick is subject to the Company’s proprietary information agreement.  In addition, during the term of the Employment Agreement and for a period of two years thereafter, Mr. Kotick will be prevented from interfering with the relationship between the Company or its subsidiaries or affiliates and their officers and employees, from soliciting such officers and employees, and from utilizing confidential information to solicit customers, employees and other parties with business relationships with the Company.  In addition, Mr. Kotick shall not, during the term of the Employment Agreement engage in any competitive business, as defined in the agreement.

The foregoing description is not a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

2016 Long Term Performance Share Grant

As referenced above, on November 22, 2016, the Company granted Mr. Kotick an award of performance share units (the “2016 Performance Share Units”) under the Company’s 2014 Incentive Plan with a target value of $22,500,000 and a maximum value of $56,250,000.  Assuming target performance, the number of shares Mr. Kotick would receive upon the vesting of the 2016 Performance Share Units is 605,327.  Assuming maximum performance is achieved, the number of shares Mr. Kotick would receive upon the vesting of the 2016 Performance Share Units is 1,513,317. The maximum number of shares that can be awarded pursuant to the 2016 Performance Share Units will be funded, subject to the Compensation Committee’s negative discretion, but not below specified amounts, if, and only if, the Compensation Committee determines that the Company has met or exceeded the cumulative earnings per share target for the fourth quarter of the Company’s 2016 fiscal year and the Company’s 2017 fiscal year, as set forth in the applicable documents.  Thereafter, the 2016 Performance Share Units will vest on March 31, 2019 with the number of shares of Company common stock determined in three tranches based on the achievement of specified annual operating plan OI objectives established by the Board for each of 2016, 2017 and 2018, provided, however in the event the earnings per share target set forth above is satisfied, then at least 100% of the of the target 2016 Performance Share Units will become vested.

The 2016 Long-Term Performance Share Grant has been made pursuant to the form of award agreement attached hereto as Exhibit 10.2.  The foregoing description is qualified in its entirety by reference to the full text of the form of award agreement, a copy of which is attached hereto and incorporated by reference in this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1     Employment Agreement, dated November 22, 2016, between Robert A. Kotick and the Company

10.2     Form of Notice of Performance Share Unit Award to Robert A. Kotick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 25, 2016

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated November 22, 2016, between Robert A. Kotick and the Company

10.2	Form of Notice of Performance Share Unit Award to Robert A. Kotick